UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 8, 2016

Date of Report (Date of earliest event reported)

The Grilled Cheese Truck, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4570 Campus Drive, Suite 1, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 478-2571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 8, 2016, The Grilled Cheese Truck, Inc., a Nevada corporation (the “Company”) entered into a material definitive agreement with Powertraderspress.com (“PTP”) whereby the parties amended their previous agreement, entered on or around February 1, 2016 (the “Agreement”). Pursuant to the Agreement, PTP was to perform certain investor relations services on an independent basis and received 600,000 shares for its services. Pursuant to the amendment to the Agreement, the Agreement is extended for an additional term and PTP is to receive an additional 400,000 shares of the Company’s common stock.

Item 3.02. Unregistered Sales of Equity Securities

See item 1.01 above. These shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GRILLED CHEESE TRUCK, INC.,

Date: March 10, 2016	By:	/s/ Robert Lee, Chairman